June 10, 2015

Rich Pharmaceuticals, Inc. 9595 Wilshire Blvd., Suite 900 Beverly Hills, California 90212

Re: Rich Pharmaceuticals, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Rich Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offering of 625,000,000 shares of the Company’s common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation, as amended; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; (e) the Certification of Officer issued from Ben Chang, President and CEO of the Company; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the 625,000,000 shares of common stock being offered by the selling security holder and which are being registered in the Registration Statement have been duly authorized, and when distributed and sold in the manner referred to in the Registration Statement will be legally issued, fully paid, and non-assessable.

This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Very truly yours,

The Doney Law Firm

/s/ Scott Doney

Scott Doney, Esq.

CONSENT

WE HEREBY CONSENT to the use of our opinion in connection with the Form S-1 Registration Statement, as amended, filed with the Securities and Exchange Commission as counsel for the registrant, Rich Pharmaceuticals, Inc. We also consent to our name being used in said Registration Statement.

Very truly yours,

The Doney Law Firm

/s/ Scott Doney

Scott Doney, Esq.

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